Exhibit to Form 12b-25


May 31, 2000

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: Aura Systems, Inc. (the "Registrant")


Ladies and Gentlemen:

     Pannell Kerr Forster ("PKF") has been delayed in furnishing its audit report relating to the Registrant's consolidated financial statements for the year ended February 29, 2000 on or before May 30,2000, the prescribed due date for the Registrant's Annual report on Form 10-K. These delays are related primarily to delays in commencement of the audit and the Registrant was delayed in furnishing all final schedules and analysis in order to complete the audit of the Registrant's consolidated financial statements.




                                                   PANNELL KERR FORSTER
                                                   Certified Public Accountants
                                                   A Professional Corporation
                                                   Los Angeles, California